                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
                                  SUBSIDIARIES

         BRADLEY OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

         BRADLEY FINANCING CORP., A DELAWARE CORPORATION

         BRADLEY REAL ESTATE MANAGEMENT, INC., A MASSACHUSETTS CORPORATION

         BRADLEY MIDWEST MANAGEMENT, INC., A MINNESOTA CORPORATION

         BRADLEY FINANCING PARTNERSHIP, A DELAWARE PARTNERSHIP

         BRADLEY SPRING MALL, INC. A DELAWARE CORPORATION

         BOLP LLC, A DELAWARE LIMITED LIABILITY COMPANY

         BRADLEY MANAGEMENT LLC, A DELAWARE LIMITED LIABILITY COMPANY

         WILLIAMSON SQUARE ASSOCIATES LP, AN ILLINOIS LIMITED PARTNERSHIP

         BRADLEY SPRING MALL LP, A DELAWARE LIMITED PARTNERSHIP

         BRADLEY BETHAL LP, A NEBRASKA LIMITED PARTNERSHIP

         HERITAGE PROPERTY INVESTMENT LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

         HERITAGE REALTY MANAGEMENT, INC., A MARYLAND CORPORATION

         HERITAGE REALTY SPECIAL LP CORPORATION, MARYLAND CORPORATION

         HERITAGE-AUSTEN ACQUISITION INC., MARYLAND CORPORATION

         HERITAGE SPE CORP., A DELAWARE CORPORATION

         HERITAGE SPE MGR LLC, A DELAWARE LIMITED LIABILITY COMPANY

         HERITAGE SPE LLC, A DELAWARE LIMITED LIABILITY COMPANY

         NH HERITAGE LIMITED PARTNERSHIP, A NEW HAMPSHIRE LIMITED PARTNERSHIP

         HERITAGE MISHAWAKA LLC, A DELAWARE LIMITED LIABILITY COMPANY